Calculation of Filing Fee Tables
S-8
Ocugen, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ocugen, Inc. 2019 Equity Incentive Plan Common Stock, par value $0.01 per share	Other	12,495,198	$ 1.88	$ 23,490,972.24	0.0001381	$ 3,244.10
Total Offering Amounts:						$ 23,490,972.24		$ 3,244.10
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,244.10
Offering Note
[1]	(1a) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, par value $0.01 per share ("Common Stock"), of Ocugen, Inc. (the "Company"), which become issuable under the above-named plan by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock. (1b) Represents 12,495,198 shares of Common Stock of the Company that were added to the shares authorized for issuance under the Ocugen, Inc. 2019 Equity Incentive Plan (the "2019 Plan") on January 1, 2026, pursuant to an "evergreen" provision contained in the 2019 Plan. Pursuant to such provision in the 2019 Plan, as of the first business day of each fiscal year, the aggregate number of shares of Common Stock that may be issued under the 2019 Plan shall automatically increase by a number equal to the lesser of (x) 4.0% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, or (y) such lesser number of shares of Common Stock determined by the Company's Board of Directors. (1c) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Company's common stock as reported on The Nasdaq Capital Market on February 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A